                                                                     Exhibit 3.4

                                     BYLAWS

                                       OF

                               ANIMAS CORPORATION

                                Table of Contents

ARTICLE I OFFICES........................................................      1

   Section 1.1. Registered Office........................................      1
   Section 1.2. Other Offices............................................      1

ARTICLE II MEETINGS OF STOCKHOLDERS......................................      1

   Section 2.1. Place....................................................      1
   Section 2.2. Date of Annual Meeting...................................      1
   Section 2.3. Notice of Annual Meeting.................................      1
   Section 2.4. List of Stockholders.....................................      1
   Section 2.5. Special Meetings.........................................      2
   Section 2.6. Notice of Special Meetings...............................      2
   Section 2.7. Business.................................................      2
   Section 2.8. Quorum...................................................      2
   Section 2.9. Questions before Meeting.................................      2
   Section 2.10. Action without Meeting..................................      2

ARTICLE III DIRECTORS....................................................      3

   Section 3.1. Size of Board............................................      3
   Section 3.2. Election of Directors....................................      3
   Section 3.3. Vacancies................................................      3
   Section 3.4. Powers...................................................      3
   Section 3.5. Meetings.................................................      3
   Section 3.6. First Meeting............................................      3
   Section 3.7. Regular Meetings.........................................      4
   Section 3.8. Special Meetings.........................................      4
   Section 3.9. Quorums..................................................      4
   Section 3.10. Unanimous Consent.......................................      4
   Section 3.11. Committees..............................................      4
   Section 3.12. Minutes.................................................      4
   Section 3.13. Fees and Expenses.......................................      4

ARTICLE IV NOTICES.......................................................      5

   Section 4.1. Methods of Notice........................................      5
   Section 4.2. Waiver...................................................      5

ARTICLE V OFFICERS.......................................................      5

   Section 5.1. Titles...................................................      5
   Section 5.2. Election of Officers.....................................      5
   Section 5.3. Salaries.................................................      5

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

   Section 5.4. Terms....................................................      5
   Section 5.5. Chairman of the Board....................................      5
   Section 5.6. President................................................      6
   Section 5.7. Chief Executive Officer..................................      6
   Section 5.8. Vice Presidents..........................................      6
   Section 5.9. Secretary................................................      6
   Section 5.10. Assistant Secretary.....................................      6
   Section 5.11. Treasurer...............................................      6
   Section 5.12. Assistant Treasurer.....................................      7

ARTICLE VI INDEMNIFICATION AND INSURANCE.................................      7

   Section 6.1. Scope of Indemnification.................................      7
   Section 6.2. Insurance................................................      7

ARTICLE VII CERTIFICATES OF STOCK........................................      7

   Section 7.1. Right to Certificate.....................................      7
   Section 7.2. Statements Setting Forth Rights..........................      8
   Section 7.3. Facsimile Signature......................................      8
   Section 7.4. Lost Certificates........................................      8
   Section 7.5. Transfers of Stock.......................................      8
   Section 7.6. Record Date..............................................      8
   Section 7.7. Registered Stockholders..................................      9
   Section 7.8. Transfer Agents and Registrars...........................      9

ARTICLE VIII GENERAL PROVISIONS..........................................      9

   Section 8.1. Dividends................................................      9
   Section 8.2. Reserves.................................................      9
   Section 8.3. Annual Statement.........................................      9
   Section 8.4. Checks...................................................      9
   Section 8.5. Fiscal Year..............................................      9
   Section 8.6. Seal.....................................................      9

ARTICLE IX AMENDMENTS....................................................     10

   Section 9.1. Amendments...............................................     10

                                                                     Exhibit 3.3

                                     BYLAWS

                                       OF

                               ANIMAS CORPORATION

                      (As Amended through January 17, 2003)

                                    ARTICLE I
                                     OFFICES

                  Section 1.1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 1.2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 2.1. Place. All meetings of the stockholders for the election of directors shall be held at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.

                  Section 2.2. Date of Annual Meeting. An annual meeting of the stockholders, commencing with the year 1997 shall be held in each calendar year within five months after the end of the fiscal year of the Corporation on such day and at such time and place (within the State of Delaware) as the Board of Directors shall fix, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these Bylaws, or by statute.

                  Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  Section 2.4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of at least two (2) members of the Board of Directors, or at the request in writing of stockholders holding a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  Section 2.7. Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 2.8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2.9. Questions before Meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 2.10. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

                  Section 3.1. Size of Board. The Board of Directors shall consist of one or more members, as shall be determined initially by the Incorporator and from time to time by resolution of the Board subject to the power of the stockholders to change such action of the directors. Each director shall hold office for the term of one year and until his successor shall have been elected and qualified.

                  Section 3.2. Election of Directors. The Directors shall be elected at the annual meeting of stockholders, except as provided herein and in
Section 3.3. of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 3.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                  Section 3.4. Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                  Section 3.5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Delaware.

                  Section 3.6. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders at which such directors are elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the meeting may be held at such time and place (within the State of Delaware) as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 3.7. Regular Meetings. Regular meetings of the Board of Directors of the Corporation may be held without notice at such time and at such place (within or without the State of Delaware) as shall from time to time be determined by the Board of Directors.

                  Section 3.8. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or President on two business days' notice to each director, either personally or by mail, by telegram or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

                  Section 3.9. Quorums. At all meetings of the Board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 3.10. Unanimous Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 3.11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Meetings of committees of the Board of Directors may be held within or without the State of Delaware.

                  Section 3.12. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  Section 3.13. Fees and Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for attending committee meetings.

                                   ARTICLE IV
                                    NOTICES

                  Section 4.1. Methods of Notice. Whenever, under the provisions of the Laws of the State of Delaware or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

                  Section 4.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

                  Section 5.1. Titles. The officers of the Corporation shall be elected by the Board of Directors and may be: a Chairman of the Board, a President, a Chief Executive Officer, a Vice-President, a Secretary and a Treasurer who shall have such powers - and duties as set forth herein and as from time to time be determined by the Board of Directors. The Board of Directors may also elect or appoint additional vice-presidents, one or more assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

                  Section 5.2. Election of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders may choose a Chairman of the Board, a President; one or more Vice-Presidents, a Secretary and a Treasurer.

                  Section 5.3. Salaries. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                  Section 5.4. Terms. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  Section 5.5. Chairman of the Board. The Chairman of the Board of Directors shall have such powers and perform such duties as may be assigned to him by the Board.

                  Section 5.6. President. Subject to the Board of Directors the President shall be the chief operating officer of the Corporation and in addition shall perform such duties as from time to time may be assigned to him by the Board. He may execute on behalf of the Corporation all contracts, deeds, bonds, mortgages, notes or other documents whether or not requiring the seal of the Corporation, and unless provided otherwise by the Board of Directors, the President shall preside at all meetings of the shareholders and Board of Directors. He shall have responsibility for general and active management of the business of the Corporation and shall see that ill orders and resolutions of the Board of Directors are carried into effect.

                  Section 5.7. Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

                  Section 5.8. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 5.9. Secretary. The Secretary shall attend all meetings of the Board of o Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                  Section 5.10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 5.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, which depositories may only be located within the State of Delaware. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 5.12. Assistant Treasurer. The Assistant Treasurer or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                          INDEMNIFICATION AND INSURANCE

                  Section 6.1. Scope of Indemnification. The Corporation shall indemnify its current and former officers and directors and the current and former officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of Section 145 of the Delaware General Corporation Law, as amended from time to time, and the Corporation may, by action of its Board of Directors, indemnify all other persons it may indemnify under said Section 145. Without limiting the generality of the foregoing, expenses (including attorneys' fees) incurred by a current officer or director of the Corporation, in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in Section 145 of the Delaware General Corporation Law, as amended. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  Section 6.2. Insurance. The Board of Directors may authorize, by a vote of a majority of the full Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                                   ARTICLE VII
                              CERTIFICATES OF STOCK

                  Section 7.1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or

Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                  Section 7.2. Statements Setting Forth Rights. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests me designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

                  Section 7.3. Facsimile Signature. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Section 7.4. Lost Certificates. The Board of Directors may delegate to its transfer agent the authority to issue without further action or approval of the Board, a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the receipt by the transfer agent of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and upon the receipt from the owner of such lost, stolen or destroyed certificate, or certificates, or his legal representative of a bond as indemnity against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 7.5. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and if such shares are not restricted as to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 7.6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereto, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholder of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 7.7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  Section 7.8. Transfer Agents and Registrars. The Board of Directors may appoint one or more corporate transfer agents and registrars.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  Section 8.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                  Section 8.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conclusive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 8.3. Annual Statement. The Board of Directors shall present prior to each annual meeting a full and clear statement of the business and condition of the Corporation.

                  Section 8.4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 8.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 8.6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise,

                                   ARTICLE IX
                                   AMENDMENTS

                  Section 9.1. Amendments. These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting -of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

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